EXHIBIT 99

[LOGO]	FOR IMMEDIATE RELEASE CONTACT: CONWAY G. IVY SENIOR VICE PRESIDENT, CORPORATE PLANNING AND DEVELOPMENT 216-566-2102

NEWS:

The Sherwin-Williams Company — 101 Prospect Avenue, N.W. -
Cleveland, Ohio 44115 — (216) 566-2140

     CLEVELAND , OHIO, May 31, 2005 – The Sherwin-Williams Company (NYSE: SHW) announced today that Joseph M. Scaminace, President and Chief Operating Officer, is leaving the Company and resigning from the Board of Directors effective the close of business on Tuesday, May 31, 2005. Mr. Scaminace has accepted the position of President and Chief Executive Officer of another New York Stock Exchange listed company.

     Commenting on the news, Christopher M. Connor, Chairman and Chief Executive Officer, said, “We appreciate Joe’s many contributions to our Company over his 22 year career at Sherwin-Williams. Our customers, employees and shareholders have benefited from his good work and leadership. We wish him well with his new endeavor.”

     Effective with this change, Mr. Connor will assume the day-to-day management of the operating divisions of the Company and is expected to add the title of President upon approval of the Board of Directors.

     The Sherwin-Williams Company, founded in 1866, is one of the world’s leading companies engaged in the manufacture, distribution and sale of coatings and related products to professional, industrial, commercial and retail customers.

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